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                                  EXHIBIT 10.5

                  CONSULTING AGREEMENT BETWEEN THE COMPANY AND
                      DAVID PHILLIPS DATED JUNE 30, 1996.
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                              CONSULTING AGREEMENT

This agreement is entered into this 30th day of June, 1996 between David Phillips, hereinafter called "Phillips" and Sionix Corporation, hereinafter called "Sionix".

Whereas Phillips represents himself as being capable and qualified to provide consulting services to Sionix regarding the water treatment industry, in general, and Safety, Health and Loss Prevention consulting services in a manner adhering to the "Code of Professional Conduct" for Safety Practitioners promulgated by the American Society of Safety Engineers, in specific:

then Phillips and Sionix agree as follows:

                1. Phillips will aid Sionix in assessing the needs of the water treatment industry and provide advice on how Sionix's services and products can fill those needs;

                2. While performing service hereunder, Phillips is an independent contractor and not an officer, agent, or employee of the Sionix

                3. Neither party shall assign this Agreement or any part hereof without the written consent of the other party.

                4. The services to be performed by Phillips shall specifically exclude any which now or in the future are deemed to be the practice of law.

                5. Sensitive issues will be discussed with the management of Sionix and addressed as Company Private, Attorney Sionix Privileged.

                6. Either Phillips or Sionix may terminate this agreement at any time upon written notification.

Compensation

        For Services provided to Sionix prior to June 30,1996, Sionix will cause to be issued to Phillips to amount of 10,000 shares of it common stock. Effective on July 1,1996, Phillips will bill Sionix on a bi-monthly basis for the time incurred by Phillips under this agreement at the rate of $60.00 per hour. Until agreed to otherwise, Sionix will cause to be issued to Phillips, on a monthly basis, the amount of common stock equivalent (based on the closing price on the last day of the month) to the billings, as payment in full.


/s/ Michael A. Taylor                    /s/ David Phillips
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Michael A. Taylor, CEO                   David Phillips
Sionix Corporation

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